UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  January 12, 2024

RISKON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40701	30-0680177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX 78215

(Address of principal executive offices) (Zip Code)

(800) 762-7293

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ROI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 9, 2024, RiskOn International, Inc., a Nevada corporation (the “Company”) received a letter (the “Letter”) from the Listing Qualifications staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined that the Company has violated Nasdaq’s voting rights rule set forth in Listing Rule 5640 (the “Voting Rights Rule”). The alleged violation of the Voting Rights Rule relates to the issuance of 603.44 shares of newly designated Series D Convertible Preferred Stock of the Company (the “Preferred Stock”) in exchange for the cancellation of $15,085,930.69 of cash advances made by Ault Alliance, Inc. (“AAI”) to the Company between January 1 and November 9, 2023, pursuant to the Securities Purchase Agreement (the “Agreement”) by and between the Company and AAI, which was previously disclosed on a Current Report on Form 8-K filed by the Company on November 15, 2023.

The terms of the Preferred Stock are as set forth in the Certificates of Designations of the Rights, Preferences and Limitations of the Series D Convertible Preferred Stock (the “Certificate”). Each share of Preferred Stock has a stated value of $25,000 per share (the “Stated Value”). Pursuant to the Certificate, each share of Preferred Stock is convertible into a number of shares of the Company’s common stock (the “Common Stock”) determined by dividing the Stated Value by $0.51 (the “Conversion Price”). The Conversion Price, which represented a premium to the closing price of the Common Stock on the date of execution of the Agreement, is also subject to adjustment in the event of an issuance of Common Stock at a price per share lower than the Conversion Price then in effect. Each share of Preferred Stock is entitled to vote, on an as-converted basis, with the Common Stock at a rate of 0.9 votes per share of Common Stock into which the Preferred Stock is convertible.

According to the Letter, Nasdaq determined that because the Preferred Stock could convert into a discount to the price of the Common Stock on the date of execution of the Agreement, and because the Preferred Stock votes on an as-converted basis, the Preferred Stock violates the Voting Rights Rule. The Company notes that the violation is based on a hypothetical situation in the future, in which the anti-dilution protection triggers a ratchet down of the Conversion Price below the minimum price per share of the Company’s common stock at the time of the issuance of the Preferred Stock.

Under the Voting Rights Rule, a company cannot create a new class of security that votes at a higher rate than an existing class of securities or take any other action that has the effect of restricting or reducing the voting rights of an existing class of securities. As such, according to the Letter, the issuance of the Preferred Stock violated the Voting Rights Rule because the holders of the Preferred Stock are entitled to vote on an as-converted basis, thus could have greater voting rights than holders of common stock.

As previously disclosed, the Company has appealed a prior determination of the Staff to delist the Company’s Common Stock to a Hearings Panel (the “Panel”). The Panel will hear the Company’s appeal on February 29, 2024. According to the Letter, this matter serves as an additional basis for delisting the Company’s Common Stock from the Nasdaq. Further, according to the Letter, because this is the Company’s third incidence of violating the Voting Rights Rule, this demonstrates a pattern of disregard for the Nasdaq listing rules and serves as an additional basis for delisting the Company’s Common Stock from the Nasdaq. As such, the Panel will consider these matters in connection with the Company’s appeal.

The Letter has no immediate impact on the listing of the Company’s Common Stock, which will continue to be listed and traded on The Nasdaq Capital Market, subject to the Company’s compliance with the Letter and other continued listing requirements of The Nasdaq Capital Market.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RISKON INTERNATIONAL, INC.

Dated: January 12, 2024	/s/ Henry Nisser
Henry Nisser
President and General Counsel